NEW IBERIA, LA – NYSE-AMEX: TSH – Patrick Little, President and CEO of Teche Holding Company, parent company for Teche Federal Bank, announced that the 2014 Annual Stockholders' Meeting was held Tuesday, January 21, 2014.  At the meeting, William A. Anderson, III, Mary Coon Biggs, J.L. Chauvin and Thomas F. Kramer, were reelected as directors.  In addition, stockholders ratified the appointment of Dixon Hughes Goodman LLP as the Company's independent auditor for the fiscal year ending September 30, 2014.

Teche Federal Bank presently operates from its office in New Iberia, Louisiana and nineteen branch offices in the following cities; Baton Rouge, Bayou Vista, Breaux Bridge, Eunice, Franklin, Houma, Lafayette, Morgan City, New Iberia, Opelousas and Thibodaux, all within Louisiana. Teche Holding Company's common stock is traded under the symbol "TSH" on the NYSE-MKT.  The bank's website address is www.teche.com.  The Federal Deposit Insurance Corporation (FDIC) insures deposits at Teche Federal Bank up to the legal maximum limits.

###